UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2014

PACIFIC OFFICE PROPERTIES TRUST, INC.
__________________________________________________________________________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-09900	86-0602478
__________________________________________________________________________________________________________
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

841 Bishop Street, Suite 1700 Honolulu, Hawaii	96813
____________________________________________________________	______________________________
(Address of principal executive offices)	(Zip Code)

(808) 521-7444
(Registrant’s telephone number, including area code)

Not applicable
__________________________________________________________________________________________________________
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

As of May 27, 2014, Pacific Office Properties Trust, Inc., a Maryland corporation (the “Company”), through its subsidiaries, entered into a Purchase and Sale Agreement (the “Agreement”) to sell the Company’s fee and leasehold interests in its Clifford Center property, located in Honolulu, Hawaii, to McKinney Capital Group for cash consideration of $10,250,000. The completion of the sale transaction is scheduled to occur no later than August 11, 2014, subject to customary closing conditions.

Other than the Agreement, there are no material relationships between the Company and McKinney Capital Group. There is no assurance that the transaction contemplated by the Agreement will be completed because the proposed sale transaction is subject to a variety of factors and contingencies, including customary closing conditions.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 28, 2014, the Company held its Annual Meeting of Stockholders. At the meeting, both directors of the Company who were nominated for reelection were elected to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualify. Tabulated with the name of each of the nominees elected is the number of votes cast for each nominee, the number of votes withheld for each nominee and the number of broker non-votes with respect to each nominee.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Jay H. Shidler	48,345,337	89,512	1,025,633
Michael W. Brennan	48,360,945	73,904	1,025,633

In addition, the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 was ratified at the meeting with 49,392,533 votes in favor, 19,783 votes against, 48,165 abstentions and no broker non-votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC OFFICE PROPERTIES TRUST, INC.

By:     /s/ Kimberly F. Aquino
Name:    Kimberly F. Aquino
Title:    Vice President and Corporate Secretary

Dated: June 2, 2014